UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2011

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

FormFactor, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2011 at its corporate headquarters at 7005 Southfront Road, Livermore, California 94551. At the meeting, the Company’s stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:  Election of two Class II directors to the Company’s Board of Directors, each to serve until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees were:

Nominee	For	Withheld	Broker Non-Votes
G. Carl Everett, Jr.	35,144,612	5,577,420	5,611,647

Thomas St. Dennis	40,147,007	575,025	5,611,647

Each director nominee was elected a director of FormFactor, Inc.

Proposal 2:  Non-binding advisory vote on executive compensation:

For	Withheld	Abstain	Broker Non-Votes
34,959,750	5,728,738	33,547	5,611,647

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Proposal 3:  Non-binding advisory vote on frequency of vote on executive compensation:

One year	Two years	Three years	Abstain	Broker Non-Votes
38,238,536	329,044	2,119,994	34,458	5,611,647

On an advisory basis, the Company’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually. In accordance with the voting results for this item, the Company intends to provide stockholders with an annual opportunity to cast a non-binding advisory vote on executive compensation until the next required advisory vote on the frequency of future advisory votes on executive compensation.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide stockholders at least once every six calendar years the opportunity to cast a non-binding advisory vote on the frequency of stockholder votes on executive compensation.

Proposal 4:  Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011:

For	Against	Abstain	Broker Non-Votes
46,167,322	159,616	6,741	0

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Dated: May 24, 2011	By:	/s/ Stuart L. Merkadeau
		Name:	Stuart L. Merkadeau
		Title:	Senior Vice President,
General Counsel and Secretary